Exhibit 10.2

SUNWORKS, INC.

RESTRICTED STOCK GRANT AGREEMENT

[***]: Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material, and (ii) are the type that the registrant treats as private or confidential.

This Restricted Stock Grant Agreement (the “Agreement”) is made and entered into as of January 11, 2021 (the “Effective Date”), by and between Sunworks, Inc., a Delaware corporation (the “Company”), and the person named below (the “Grantee”).

Grantee:	Gaylon Morris
Social Security Number:	[***]
Address:	[***]
Total Number of Shares Underlying Award:	210,000
(the “Restricted Shares”)

1. Grant of Restricted Shares. In consideration for the performance of services by the Grantee, whether as a director, officer, employee or consultant, the Company hereby grants an award of the Restricted Shares (the “Award”) to the Grantee, subject to the conditions of this Agreement and the Sunworks, Inc. 2016 Equity Incentive Plan (the “Plan”). As used in this Agreement, the term “Shares” shall mean shares of the Company’s common stock, par value $0.001 per share, which includes the Restricted Shares underlying the Award granted under this Agreement, and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction. For the avoidance of doubt, no Restricted Shares shall be issued to Grantee until such Shares have vested pursuant to Section 2 below.

2. Vesting. The Restricted Shares shall vest as follows: 70,000 of the Restricted Shares shall vest on the one (1) year anniversary of the Effective Date, and the balance, or 140,000 Restricted Shares, shall vest in twenty four (24) equal monthly installments commencing on the one (1) year anniversary of the Effective Date (collectively, the “Vesting Dates”).

2.1 Termination. If the Grantee’s services with the Company terminate for any reason before the Vesting Dates, then the Restricted Shares associated with future Vesting Dates shall, as of the date of such termination, be forfeited immediately and no such Shares will be issued to Grantee.

2.2 Title to Shares. The exact spelling of the name(s) under which Grantee shall take title to the Shares is:

[***]

To assign the Shares to a trust, a stock transfer agreement in a form and substance acceptable to the Company must be completed and executed and such transfer must comply with applicable federal and state securities laws.

3. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

3.1 Agrees to Terms of this Agreement. Grantee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions.

3.2 Acceptance of Shares for Own Account for Investment. Grantee is acquiring the Shares for Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

3.3 Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to acquire the Shares, and Grantee has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.4 Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Grantee may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

3.5 No General Solicitation. At no time was Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Shares.

4. Compliance with Securities Laws. Grantee understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and that, notwithstanding any other provision of this Agreement to the contrary, the issuance of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

5. Restricted Securities; No Transfers Unless Registered or Exempt. Grantee understands that Grantee may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Shares in the amounts or at the times proposed by Grantee.

6. Rights as a Stockholder. Subject to the terms and conditions of this Agreement, and the Plan Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares after the Restricted Shares vest and are issuable until such time as Grantee disposes of the Shares.

7. Restrictive Legends and Stop-Transfer Orders.

7.1 Legends. Grantee understands and agrees that the Company shall place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7.2 Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement and the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.3 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

8. Tax Consequences. GRANTEE UNDERSTANDS THAT GRANTEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF GRANTEE’S ACQUISITION OR DISPOSITION OF THE SHARES. GRANTEE REPRESENTS (i) THAT GRANTEE HAS CONSULTED WITH A TAX ADVISER THAT GRANTEE DEEMS ADVISABLE IN CONNECTION WITH THE ACQUISITION OR DISPOSITION OF THE SHARES AND (ii) THAT GRANTEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

9. Compliance with Laws and Regulations. The issuance and transfer of the Shares shall be subject to and conditioned upon compliance by the Company and Grantee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of such issuance or transfer.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain fully effective and enforceable.

12. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated above or to such other address as Grantee may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by facsimile or email.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Headings; Counterparts. The captions and headings of this Agreement are included for ease of reference only and shall be disregarded in interpreting or construing this Agreement. All references herein to Sections shall refer to Sections of this Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

15. Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Shares or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has executed this Agreement as of the Effective Date.

SUNWORKS, Inc.		Grantee:

By:	/s/ Judith Hall	/s/ Gaylon Morris
	Judith Hall, Chairperson of the Board	Gaylon Morris